UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2025

1-800-FLOWERS.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26841	11-3117311

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Jericho Plaza, Suite 200, Jericho, New York 11753

(Address of Principal Executive Offices, and Zip Code)

(516) 237-6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Accounting Officer

On April 24, 2025, the Board of Directors (the "Board") of 1-800-FLOWERS.COM, INC. (the "Company") appointed Priscilla Kasenchak as Chief Accounting Officer of the Company. James Langrock, as the Company’s Chief Financial Officer, had previously been serving as both the principal financial officer and principal accounting officer of the Company. He will continue to serve as the Company’s principal financial officer following Ms. Kasenchak’s appointment.

Ms. Kasenchak, age 44, has served as the Company’s Senior Vice President of Finance and Corporate Controller since September 2023. Prior to joining the Company, Ms. Kasenchak served as Chief Accounting Officer for both publicly traded and private equity-backed companies, including agilon health from September 2022 to September 2023, Edgewell Personal Care from January 2022 to August 2022, and The Bountiful Company from April 2020 to December 2021. She holds a Bachelor of Science and a Master of Business Administration from Long Island University and is a Certified Public Accountant in the State of New York.

There are no arrangements or understandings between Ms. Kasenchak and any other person, pursuant to which Ms. Kasenchak was appointed as Chief Accounting Officer. Further, there are no reportable family relationships involving the Company and Ms. Kasenchak, and no transactions involving Ms. Kasenchak that require disclosure pursuant to Item 404(a) of Regulation S-K.

Election of a Director

On April 24, 2025, the Board appointed Shelton (Shelly) Palmer as a director of the Company for the term expiring at the Company’s 2025 Annual Shareholders' Meeting and appointed Mr. Palmer to the Technology & Cybersecurity Committee of the Board.

Mr. Palmer, age 67, is the Professor of Advanced Media in residence at Syracuse University’s S.I. Newhouse School of Public Communications, and Chief Executive Officer of The Palmer Group, a consulting practice that helps Fortune 500 companies with technology, media, and marketing. Mr. Palmer also covers technology and business news for Fox 5 New York, and is a regular technology commentator for CNN. He is a best-selling author and speaker on technology and media subjects. Additionally, he is a co-founder of the Gun Safety Alliance, an organization working to reduce gun deaths in the United States. Mr. Palmer received a B.F.A. from New York University in Film/Television Production.

In connection with his appointment, Mr. Palmer was granted the same compensation as the other non-employee directors. As such, he is entitled to receive (i) an annual retainer of $50,000, and (ii) an annual restricted stock award of the Company’s Class A Common Stock equal to the value of $100,000, in each case prorated as a result of Mr. Palmer joining the Board following the Annual Shareholders' Meeting in the current fiscal year.

There are no arrangements or understandings between Mr. Palmer and any other person, pursuant to which Mr. Palmer was appointed to the Board. Further, there are no transactions involving Mr. Palmer that require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2025

1-800-FLOWERS.COM, Inc. By: /s/ James M. Langrock James M. Langrock Senior Vice President, Treasurer and Chief Financial Officer